Exhibit 99.1
Sema4 Reports Fourth Quarter and Full Year 2021 Financial Results and Business Highlights
37% increase in fourth quarter test volumes (excluding COVID-19 tests) compared to the same period last year
Record quarterly test volume of nearly 83,000
24% growth in fourth quarter revenue (excluding COVID-19 tests) compared to the same period last year
Reiterating full year 2022 total revenue guidance of $215-225 million
Sema4 to host conference call today at 4:30 p.m. ET
STAMFORD, CT — March 14, 2022 — Sema4 Holdings Corp. (Nasdaq: SMFR) (“Sema4”), an AI-driven genomic and clinical data intelligence platform company, today reported its financial results for the fourth quarter and full year ended December 31, 2021 and provided an update on key strategic and operational initiatives.
“2021 was a transformative year during which we grew our test volumes and patient database, further established Sema4 as a partner of choice for health systems, advanced our strategic objectives to accelerate the growth of our platform of algorithms, and listed on Nasdaq as a public company,” said Eric Schadt, PhD, Founder and Chief Executive Officer of Sema4. “We are well positioned for 2022 and are excited to see the investments in our key initiatives begin to scale our core business and further grow our data engine. We also continue to expect to close the acquisition of GeneDx by the end of Q2, which will significantly enhance the power of our Centrellis® platform and distance us as the market leader with the most comprehensive clinically relevant data set available for research and development purposes.”
“I am pleased with our results in the quarter, and as we look ahead to 2022, I am encouraged by the trajectory of volumes and gross margins,” said Isaac Ro, Chief Financial Officer of Sema4. “Investments in automation, people, and processes are now translating into tangible efficiencies. We expect gross margins to further improve throughout 2022.”
Fourth Quarter & Recent Highlights
•Diagnostic testing volumes were up 37% in the fourth quarter of 2021 compared to the same period of 2020, with 82,966 tests resulted (excluding COVID-19 tests), including 142% growth in Oncology and 33% growth in Women’s Health
•Total revenue increased 24% in the fourth quarter of 2021 (excluding COVID-19 testing revenue) compared to the same period of 2020, resulting in total revenue of $47.3 million compared to $38.2 million
•Published two papers in November 2021 in partnership with the Mount Sinai Health System demonstrating the ability of Sema4’s machine learning algorithms to predict clinical outcomes and drive meaningful changes in the standard of care for postpartum hemorrhage
•Announced the signing of a definitive agreement to acquire GeneDx, Inc. (“GeneDx”) in January 2022, which is expected to strengthen Centrellis with more than 300,000 clinical exomes and over 2.1 million expertly annotated phenotypes
•Entered into definitive agreements for a $200 million private placement financing from leading growth and life sciences investors, including Pfizer, in January 2022 in conjunction with the signing of the merger agreement for the pending GeneDx acquisition
•Strengthened Market Access Team in February 2022 with the addition of 30-year industry veteran, Jerry Conway, Sema4’s SVP of Market Access
•Included in Fast Company’s prestigious annual list of the World’s Most Innovative Companies in March 2022; named as one of the top three most innovative data science companies

Full Year 2021 Business Highlights

•Signed three new health system partnerships with NorthShore University HealthSystem, AdventHealth, and Avera Health, launching broad precision medicine initiatives to improve health outcomes

•Further developed our clinical trial and testing solutions, real world evidence studies, and casual network models for drug discovery in oncology, autoimmune and rare diseases, while also launching new transformative partnerships focused on creating significant value for pharmaceutical and biotech companies
•Launched Sema4 Elements®, our portfolio of data science-driven products and services to support reproductive and generational health, including a newly enhanced version of Sema4’s Expanded Carrier Screen for pregnancy planning
•Debuted on the Nasdaq Stock Market as a publicly traded company after completing a business combination with CM Life Sciences (Nasdaq: CMLF), a special purpose acquisition company (SPAC) sponsored by affiliates of Casdin Capital, LLC and Corvex Management LP

Fourth Quarter and Full Year Financial Results
Total revenue for the fourth quarter of 2021 was $57.8 million compared to $64.0 million in the fourth quarter of 2020. Total revenue for the full year of 2021 was $212.2 million compared to $179.3 million for the full year of 2020. Year over year revenue growth was driven primarily by an increase in testing volumes of both our Women’s Health and Oncology product lines.
Cost of services was $60.6 million in the fourth quarter of 2021 compared to $69.6 million in the same period of 2020. The decrease was a result of lower volumes in our COVID-19 business and lower stock-based compensation expense, offset by increased headcount, investments in systems, and higher logistical and supply costs due to increased volumes in our non-COVID-19 business. We anticipate these new investments will enable us to support continued volume growth with significantly higher cost efficiencies over time. Cost of services was $228.8 million for the full year of 2021 compared to $175.3 million for the full year of 2020. The annual increase was driven by increased stock-based compensation expense, increased headcount, and an increase in logistical expenses as a result of our expanded operations.
Adjusted cost of services, which excludes stock-based compensation expense and other one-time COVID-19-related expense, was $58.0 million for the fourth quarter of 2021 compared to $43.5 million in the same period of 2020. Adjusted cost of services was $206.2 million for the full year of 2021 compared to $142.8 million for the full year of 2020.
Operating expenses for the fourth quarter of 2021 were $113.0 million compared to operating expenses of $119.4 million for the fourth quarter of 2020. The decrease in operating expenses was due in part to lower stock-based compensation expense, offset by higher personnel-related costs as we built out our laboratory operations and further invested in our health intelligence platform, as well as incremental public company expense. Operating expenses for the full year of 2021 were $429.5 million compared to operating expenses of $246.0 million for the full year of 2020.
Adjusted operating expenses, which excludes stock-based compensation, for the fourth quarter of 2021 were $78.6 million compared to $38.9 million in the same period of 2020. Adjusted operating expenses, which excludes stock-based compensation expense and non-recurring transaction expenses, for the full year of 2021 were $227.2 million compared to $138.7 million for the full year of 2020.
Net loss for the fourth quarter of 2021 was ($40.2) million as compared to a net loss of ($125.7) million for the same period in 2020. Fourth quarter of 2021 net loss included other income of $76.2 million tied to the decrease in liabilities attributable to warrant and earn-out contingent liabilities recorded in connection with the merger with CM Life Sciences. Net loss for the full year of 2021 was ($245.4) million compared to a net loss of ($241.3) million for the full year of 2020.
Total cash and cash equivalents were $400.6 million as of December 31, 2021. As of March 07, 2022, Sema4 had 244,959,781 outstanding shares of Class A common stock.
Fiscal Year 2022 Guidance
Sema4 expects fiscal year 2022 total revenue to be in the range of $215 to $225 million. Fiscal year 2022 resulted test volume growth is expected to exceed 20% when compared to resulted volume for the full year of 2021 (excluding COVID-19 tests). Fiscal year 2022 adjusted gross margin is expected to exceed 10%1. The 2022 revenue, volume, and adjusted gross margin guidance excludes any contribution from the company’s pending acquisition of GeneDx.
Webcast and Conference Call Details
Sema4 will host a conference call today, March 14, 2022, at 4:30 p.m. Eastern Time. Interested parties may access the live teleconference by dialing (844) 631-4065 for domestic callers or (929) 517-0920 for international callers, followed by conference ID: 3885425. A live and archived webcast of the event will be available on the “Events” section of the Sema4 investor relations website at https://ir.sema4.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our full year 2022 revenue, volume and gross margin guidance, our expectations for our growth and future investment in our business, and our expectations for the proposed GeneDx acquisition, including the anticipated benefits of the acquisition and the anticipated timing of the acquisition. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, and (iv) the risk that the GeneDx acquisition and the related private placement financing may not be completed in a timely manner or at all. The foregoing list of factors is not exhaustive. [You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 15, 2021 and other documents filed by us from time to time with the SEC.][if this release follows 10-K filing, cross reference the 10-K instead] These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Sema4
Sema4 is a patient-centered health intelligence company dedicated to advancing healthcare through data-driven insights. Sema4 is transforming healthcare by applying AI and machine learning to multidimensional, longitudinal clinical and genomic data to build dynamic models of human health and defining optimal, individualized health trajectories. Centrellis®, our innovative health intelligence platform, is enabling us to generate a more complete understanding of disease and wellness and to provide science-driven solutions to the most pressing medical needs. Sema4 believes that patients should be treated as partners, and that data should be shared for the benefit of all.

For more information, please visit sema4.com and connect with Sema4 on Twitter, LinkedIn, Facebook and YouTube.
Investor Relations Contact:
Joel Kaufman
investors@sema4.com
Media Contact:
Radley Moss
radley.moss@sema4.com

1 See our Non-GAAP to GAAP reconciliation in the tables at the conclusion of this release

Sema4 Holdings Corp.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share amounts)

	Three months ended December 31		Twelve months ended December 31

	2021	2020 (Restated) (1)	2021	2020 (Restated) (1)
Revenue	(in thousands)		(in thousands)
Diagnostic test revenue	56,127	61,592	205,100	175,351
Other revenue	1,674	2,365	7,095	3,971
Total revenue	57,801	63,957	212,195	179,322
Cost of services	60,607	69,631	228,797	175,296
Gross (loss) profit	(2,806)	(5,674)	(16,602)	4,026
Research and development	22,246	31,160	105,162	72,700
Selling and marketing	30,646	23,940	112,738	63,183
General and administrative	57,955	61,115	205,988	100,742
Related party expenses	2,127	3,156	5,659	9,395
Loss from operations	(115,780)	(125,045)	(446,149)	(241,994)

Total other income (expense), net	75,595	(638)	200,759	654
Loss before income taxes	(40,185)	(125,683)	(245,390)	(241,340)
Income tax provision	-	-	-	-
Net loss and comprehensive loss	(40,185)	(125,683)	(245,390)	(241,340)
Weighted average shares outstanding of Class A common stock for basic earnings	241,492,752	19,991	108,077,439	5,131
Basic net loss per share, Class A common stock	(0.17)	(6,287)	(2.27)	(47,036)

(1) Certain expenses were previously misclassified as cost of services. These expenses are now reported as selling and marketing. This adjustment has no impact on total revenue, loss from operations, net loss and comprehensive loss or net loss per share. Refer to Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements that is included in our 2021 10-K that will be filed on March 14, 2022 for further information.

Sema4 Holdings Corp.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$ 400,569	$ 108,132
Accounts receivable, net	26,509	32,044
Due from related parties	54	289
Inventory, net	33,456	24,962
Prepaid expenses	19,154	4,557
Other current assets	3,802	4,124
Total current assets	483,544	174,108
Property and equipment, net	62,719	63,110
Restricted cash	900	10,828
Other assets	6,930	3,596
Total assets	$ 554,093	$ 251,642
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$ 44,693	$ 26,737
Accrued expenses	20,108	11,854
Due to related parties	2,623	1,425
Current portion of capital lease obligations	3,419	3,506
Contract liabilities	473	1,783
Other current liabilities	29,968	28,137
Total current liabilities	101,284	73,442
Long-term debt, net of current portion	11,000	18,971
Stock-based compensation liabilities	—	131,989
Capital lease obligations, net of current portion	18,427	20,778
Other liabilities	3,480	2,074
Warrant liability	21,555	—
Earn-out contingent liability	10,244	—
Total liabilities	165,990	247,254

Commitments and contingencies (Note 9)

Redeemable convertible preferred stock:
Series A-1 redeemable convertible preferred stock, $0.00001 par value: 0 and 55,399,943 shares authorized, issued and outstanding at December 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $55,000 at December 31, 2021 and December 31, 2020, respectively	—	51,811
Series A-2 redeemable convertible preferred stock, $0.00001 par value: 0 and 64,718,940 shares authorized at December 31, 2021 and December 31, 2020, respectively; 0 and 49,700,364 shares authorized, issued and outstanding at December 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $49,342 at December 31, 2021 and December 31, 2020, respectively	—	46,480
Series B redeemable convertible preferred stock, $0.00001 par value: 0 and 41,937,960 shares authorized, issued and outstanding at December 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $204,302 at December 31, 2021and December 31, 2020, respectively	—	118,824
Series C redeemable convertible preferred stock, $0.00001 par value: 0 and 24,497,317 shares authorized at December 31, 2021 and December 31, 2020, respectively; 0 and 24,496,946 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively; aggregate liquidation preference of $0 and $121,397 at December 31, 2021 and December 31, 2020, respectively	—	117,324
Redeemable convertible preferred stock	—	334,439
Stockholders’ equity (deficit):

Preferred Stock, $0.0001 par value: 1,000,000 and 0 shares authorized at December 31, 2021 and December 31, 2020, respectively; 0 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Class A common stock, $0.0001 par value: 380,000,000 shares authorized, 242,647,604 shares issued and outstanding at December 31, 2021 and $0.00001 par value: 309,584,750 shares authorized, 124 shares issued and outstanding at December 31, 2020	24	—
Class B convertible common stock, $0.00001 par value: 0 and 18,575,085 shares authorized at December 31, 2021 and December 31, 2020, respectively; 0 and 130,557 shares issued and outstanding at December 31, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	963,520	—
Accumulated deficit	(575,441)	(330,051)
Total stockholders’ equity (deficit)	388,103	(330,051)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$ 554,093	$ 251,642

Sema4 Holdings Corp.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2021	2020	2019
Operating activities
Net loss	$ (245,390)	$ (241,340)	$ (29,704)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	21,807	11,734	6,407
Stock-based compensation expense	219,421	120,231	5,482
Change in fair value of warrant and contingent liabilities	(198,401)	—	—
Provision for excess and obsolete inventory	2,129	—	—
Non-cash lease expense	1,555	2,400	(176)
Loss on extinguishment of debt	301	—	—
Amortization of debt issuance costs	66	—	—
Change in operating assets and liabilities:
Accounts receivable	5,535	(10,611)	(4,567)
Inventory	(10,624)	(8,979)	(7,970)
Prepaid expenses and other current assets	(14,250)	2,498	(2,526)
Due to/from related parties	1,433	(442)	(919)
Other assets	(1,861)	1,175	(4,395)
Accounts payable and accrued expenses	25,916	14,805	12,847
Contract liabilities	(1,310)	(559)	2,342
Other current liabilities	3,239	15,960	4,451
Net cash used in operating activities	(190,434)	(93,128)	(18,728)

Investing activities
Purchases of property and equipment	(9,400)	(24,094)	(11,923)
Development of internal-use software assets	(11,386)	(7,880)	(3,533)
Net cash used in investing activities	(20,786)	(31,974)	(15,456)

Financing activities
Proceeds from issuance of Series B redeemable convertible preferred stock, net of issuance costs	—	—	118,824
Proceeds from issuance of Series C redeemable convertible preferred stock, net of issuance costs	—	117,324	—
Proceeds from PIPE issuance	350,000	—	—
Proceeds from equity infusion from the merger, net of redemptions	442,684	—	—
Legacy Sema4 Shareholder payout	(230,665)	—	—
Payment of transaction costs	(51,760)	—	—
Stock Appreciation Rights payout	(3,795)	—	—
Repayment of long-term debt	(8,741)	—	—
Exercise of stock options	1,271	—	—
Capital contributions from ISMMS	—	—	30,897
Proceeds from long-term debt	—	15,928	—
Long-term debt principal payments	(1,000)	(186)	—
Debt issuance costs	(537)
Capital lease principal payments	(3,728)	(4,010)	(1,709)
Net cash provided by financing activities	493,729	129,056	148,012

Net increase in cash, cash equivalents and restricted cash	282,509	3,954	113,828
Cash, cash equivalents and restricted cash, at beginning of year	118,960	115,006	1,178
Cash, cash equivalents and restricted cash, at end of year	401,469	118,960	115,006

Supplemental disclosures of cash flow information
Cash paid for interest	$ 2,751	$ 1,745	$ 305
Cash paid for taxes	$ 349	$ —	$ —
Purchases of property and equipment in accounts payable and accrued expenses	$ 761	$ 447	$ 818
Software development costs in accounts payable and accrued expenses	$ 1,149	$ 1,473	$ 1,040
Non-cash Series A redeemable convertible preferred stock dividends declared and paid	$ —	$ —	$ 3,039
Debt issuance costs incurred but unpaid	$ 1,000	$ —	$ —

The following is a reconciliation of revenue to our Adjusted Gross Profit and Adjusted Gross Margin for the three months ended December 31, 2021 and 2020:

	Three months ended December 31,
	2021	2020 (Restated) (Note)
	(in thousands)
Revenue	$57,801	$63,957
Cost of services	60,607	69,631
Gross (Loss) Profit	(2,806)	(5,674)
Gross Margin	(5)%	(9)%
Add:
COVID-19 Costs (1)	—	16,391
Stock-based compensation expense	2,619	9,692
Adjusted Gross (Loss) Profit	$(187)	$20,409
Adjusted Gross Margin	0%	32%

(1)Represents labor costs in respect laboratory employees’ downtime. During the second quarter of 2020, we did not reduce the workforce in our laboratory due to the COVID-19 pandemic. However, we suffered significantly due to the decrease in volume in Women's Health and other products. Accordingly, we have adjusted our Gross Profit to reflect the management-assessed impact from the decrease in productivity of existing laboratory employees due to the COVID-19 pandemic in the second quarter of 2020.

The following is a reconciliation of our net loss to Adjusted EBITDA for the three months ended December 31, 2021 and 2020:

	Three months ended December 31,
	2021	2020 (Restated) (Note)
	(in thousands)
Net Income (loss)	$(40,185)	$(125,683)
Interest expense, net (1)	685	615
Depreciation and amortization	5,795	3,587
Stock-based compensation expense	36,967	90,158
Change in fair market value of warrant and earn-out contingent liabilities (2)	(76,230)	—
Other (income) expense, net	(50)	(9)
Adjusted EBITDA	$(73,018)	$(31,332)

(1) Represents the total of Interest Expense related to our capital leases and interest-bearing loans and Interest Income on money market funds.
(2) For the three months ended December 31, 2021, represents the change in fair market value of the liabilities associated with our public warrants and private placement warrants and the earn-out shares issuable under the terms of the merger agreement for the business combination.

Note: Certain expenses were previously misclassified as cost of services. These expenses are now reported as selling and marketing. This adjustment has no impact on total revenue, loss from operations, net loss and comprehensive loss or net loss per share. Refer to Note 2, “Summary of Significant Accounting Policies” to our consolidated financial statements that is included in our 2021 10-K that will be filed on March 14, 2022 for further information.